UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2008

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2008, Capital Bank Corporation (the “Company”) and its wholly owned subsidiary Capital Bank (“Capital Bank”) entered into an Employment Agreement with David C. Morgan, Capital Bank’s Chief Banking Officer (the “Morgan Employment Agreement”), setting forth the terms under which he serves as Executive Vice President and Chief Banking Officer of Capital Bank and Executive Vice President of the Company. The initial term of the Morgan Employment Agreement is for one (1) year, which initial term will be automatically renewed for additional one-year periods unless either party gives notice of intent not to renew.

In consideration for his service to the Company and Capital Bank, Mr. Morgan will receive an annual salary of Two Hundred Thousand Dollars ($200,000) and a car allowance of Nine Hundred Dollars ($900) per month. He will be eligible to participate in the Capital Bank Corporation Equity Incentive Plan and may participate in other benefit plans and programs which Capital Bank or the Company may provide from time to time.

Capital Bank may terminate Mr. Morgan’s employment for “Disability,” “Cause,” or in the event of Mr. Morgan’s death. Following a “Change in Control,” Mr. Morgan may terminate his employment for “Good Reason.” “Disability,” “Cause,” “Change in Control,” and “Good Reason” are defined in the Morgan Employment Agreement. The employment relationship may also be terminated by either Capital Bank or Mr. Morgan without Cause. Prior to a Change in Control, if Capital Bank terminates the employment relationship without Cause, Mr. Morgan will be entitled to receive as severance an amount equal to his then current annual salary plus the amount of any bonus he received from Capital Bank in the prior year. Additionally, he will be entitled to participate for twelve (12) months in the same benefit plans and programs in which he participated immediately prior to the termination. The cost of such participation will be at no greater cost to him than the cost he bore immediately prior to termination.

Mr. Morgan has agreed that, during the term of his employment and, unless the termination is for Cause, for one (1) year following the termination of his employment (provided that the termination is not following a Change in Control, in which case the period will be six (6) months), he will not (A) engage in any business activity (or assist others to engage in any business activity) that directly competes with the Company and its affiliates (collectively, the “Corporation”), (B) solicit or do business that is the same, similar to, or otherwise in competition with the business engaged in by the Corporation from or with persons or entities who are customers of the Corporation, who were customers of the Corporation at any time during the last year of Mr. Morgan’s employment with Capital Bank, or to whom the Corporation made proposals for business at any time during the last year of Mr. Morgan’s employment with Capital Bank, or (C) employ, offer employment to, or otherwise solicit for employment, any employee or other person who is then currently an employee of the Corporation or who was employed by the Corporation during the last year of Mr. Morgan’s employment with Capital Bank. These non-solicitation and non-competition provisions apply to any city, metropolitan area or county in which the Corporation does business or is located. If Capital Bank terminates the employment relationship without Cause, prior to a Change in Control, Mr. Morgan can be relieved of his non-solicitation and non-competition obligations by waiving his right to receive severance.

If a Change in Control occurs and Mr. Morgan’s employment is terminated by Capital Bank without Cause, or by him for Good Reason, within certain defined time periods, then, depending upon when the termination occurs, Mr. Morgan will be entitled to receive severance payments ranging from 1.0 to 2.99 times the amount of his annual salary plus the amount of any bonus he received from Capital Bank for the prior bonus year. In addition, Mr. Morgan will be entitled to a cash payment equal to the premiums he would pay to continue health and other insurance coverage during the applicable severance periods as well as an amount equal to the taxes that would result from such cash payment.

On January 31, 2008, the Company and Capital Bank also entered into an Employment Agreement with Michael R. Moore, Capital Bank’s Chief Financial Officer (the “Moore Employment Agreement”), setting forth the terms under which he serves as Executive Vice President and Chief Financial Officer of Capital Bank and Executive Vice President of the Company. The initial term of the Moore Employment Agreement is for one (1) year, which initial term will be automatically renewed for additional one-year periods unless either party gives notice of intent not to renew.

In consideration for his service to the Company and Capital Bank, Mr. Moore will receive an annual salary of One Hundred Eighty-Five Thousand Dollars ($185,000). He will be eligible to participate in the Capital Bank Corporation Equity Incentive Plan and may participate in other benefit plans and programs which Capital Bank or the Company may provide from time to time.

Capital Bank may terminate Mr. Moore’s employment for “Disability,” “Cause,” or in the event of Mr. Moore’s death. Following a “Change in Control,” Mr. Moore may terminate his employment for “Good Reason.” “Disability,” “Cause,” “Change in Control,” and “Good Reason” are defined in the Moore Employment Agreement. The employment relationship may also be terminated by either Capital Bank or Mr. Moore without Cause. Prior to a Change in Control, if Capital Bank terminates the employment relationship without Cause, Mr. Moore will be entitled to receive as severance an amount equal to his then current annual salary plus the amount of any bonus he received from Capital Bank in the prior year. Additionally, he will be entitled to participate for twelve (12) months in the same benefit plans and programs in which he participated immediately prior to the termination. The cost of such participation will be at no greater cost to him than the cost he bore immediately prior to termination.

Mr. Moore has agreed that, during the term of his employment and for one (1) year following the termination of his employment (provided that the termination is not following a change in control, in which case the period will be six (6) months), he will not (A) engage in any business activity (or assist others to engage in any business activity) that directly competes with the Company and its affiliates (collectively, the “Corporation”), (B) solicit or do business that is the same, similar to, or otherwise in competition with the business engaged in by the Corporation from or with persons or entities who are customers of the Corporation, who were customers of the Corporation at any time during the last year of Mr. Moore’s employment with Capital Bank, or to whom the Corporation made proposals for business at any time during the last year of Mr. Moore’s employment with Capital Bank, or (C) employ, offer employment to, or otherwise solicit for employment, any employee or other person who is then currently an employee of the Corporation or who was employed by the Corporation during the last year of Mr. Moore’s employment with Capital Bank. These non-solicitation and non-competition provisions apply to any city, metropolitan area or county in which the Corporation does business or is located. If Capital Bank terminates the employment relationship without Cause, prior to a Change in Control, Mr. Moore can be relieved of his non-solicitation and non-competition obligations by waiving his right to receive severance.

If a Change in Control occurs and Mr. Moore’s employment is terminated by Capital Bank without Cause, or by him for Good Reason, within certain defined time periods, then, depending upon when the termination occurs, Mr. Moore will be entitled to receive severance payments ranging from 1.0 to 2.99 times the amount of his annual salary plus the amount of any bonus he received from Capital Bank for the prior bonus year. In addition, Mr. Moore will be entitled to a cash payment equal to the premiums he would pay to continue health and other insurance coverage during the applicable severance periods as well as an amount equal to the taxes that would result from such cash payment.

The foregoing description of the terms of each of the Morgan Employment Agreement and the Moore Employment Agreement is qualified in its entirety by reference to the complete text of each such agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description of Document

Exhibit 10.1	Employment Agreement among the Company, Capital Bank and David C. Morgan dated January 25, 2008

Exhibit 10.2	Employment Agreement among the Company, Capital Bank and Michael R. Moore dated January 31, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2008	CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 10.1	Employment Agreement among the Company, Capital Bank and David C. Morgan dated January 25, 2008

Exhibit 10.2	Employment Agreement among the Company, Capital Bank and Michael R. Moore dated January 31, 2008